UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2023

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Stock Market

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 13, 2023, Aaron Fletcher, Ph.D. advised the Board of Directors (“Board”) of TFF Pharmaceuticals, Inc. (“Company”) of his decision not to stand for reelection to the Board at the Company’s 2023 annual meeting of stockholders, to be held later this year. Dr. Fletcher’s decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. Dr. Fletcher is the Managing Partner of Bios Partners, a venture capital firm focused on investment in early-stage and growth-stage biotech companies. Dr. Fletcher advised the Board that his decision not to stand for reelection is due to a recently adopted policy of Bios Partners restricting its partners from serving on the board of directors of a public company unless the company received a direct investment from a Bios fund prior to going public. Dr. Fletcher intends to remain on the Board of the Company until his present term expires upon the conclusion of the Company’s 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: September 18, 2023	/s/ Kirk Coleman
Kirk Coleman
Chief Financial Officer

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